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                                                                   EXHIBIT 3.B.1

                                 FIFTH AMENDMENT
                                     TO THE
                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                         GULFTERRA ENERGY PARTNERS, L.P.

     This Fifth Amendment (this "AMENDMENT") dated August 22, 2003 (the "AMENDMENT DATE"), to the Second Amended and Restated Agreement of Limited Partnership of GulfTerra Energy Partners, L.P. (the "PARTNERSHIP"), amended and restated effective as of July 23, 2003 (as amended, the "PARTNERSHIP AGREEMENT"), is entered into by and among GulfTerra Energy Company, L.L.C., a Delaware limited liability company, as the General Partner (the "GENERAL PARTNER"), and the Limited Partners.

                                  INTRODUCTION

     The Partnership desires to amend certain terms of the Series F Convertible Units as set forth in the Statement of Rights, Privileges and Limitations of Series F Convertible Units (the "STATEMENT") of the Partnership attached as Annex A to the Third Amendment to the Partnership Agreement.

                                    AGREEMENT

     In consideration of the covenants, conditions and agreements contained herein, pursuant to Section 15.1 of the Partnership Agreement, the Partnership Agreement is hereby amended as set forth herein.

     1. UNDEFINED TERMS. Undefined terms used herein are defined in the Partnership Agreement.

     2. AMENDMENTS. The Partnership Agreement is hereby amended by amending the Statement as follows:

               A. The following (1) Sections 1.13, 1.14 and 1.15 shall be inserted into the Statement following Section 1.12 and existing Section
     1.54 of the Statement, (2) Section 1.24 shall be inserted into the Statement following Section 1.20 (which has been renumbered as Section 1.23 pursuant to this Section 2.A) and (3) Section 1.59 shall be inserted into the Statement following Section 1.54 (which has been renumbered as Section
     1.58 pursuant to this Section 2.A), and (X) the existing Sections 1.13 through 1.20 of the Statement shall be renumbered 1.16 through 1.23, respectively, (Y) the existing Sections 1.21 through 1.54 of the Statement shall be renumbered 1.25 through 1.58, respectively, and (Z) the existing Sections 1.55 through 1.61 of the Statement shall be renumbered 1.60 through 1.66, respectively:

               "1.13 CASHLESS CONVERSION is defined in Section 2.2(b)."

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               "1.14 CASHLESS CONVERSION TRIGGER PRICE means $26.00, subject to adjustment pursuant to Section 3."

               "1.15 CASHLESS SETTLEMENT is defined in Section 2.2(a)."

               "1.24 DEEMED CONVERSION means any conversion of Series F Convertible Units pursuant to which the Partnership does not receive any cash or Partnership Bonds, specifically any conversion (i) in connection with a Cashless Settlement or a Cashless Conversion, (ii) under Section 2.5(d), (iii) pursuant to which the Holder actually receives Acquisition Consideration in the form of cash net of the relevant Conversion Consideration, or (iv) under Sections 3.3(c), 3.3(d) and 3.3(f)."

               "1.58 SETTLEMENT UNITS is defined in Section 2.2(a)."

               B. The definition of "Conversion Consideration" set forth in
     Section 1.16 of the Statement (which has been renumbered as Section 1.19 pursuant to Section 2.A hereof) is hereby amended by adding the following sentence at the end thereof:

               "For a Deemed Conversion, the Conversion Consideration shall be such amount designated in the relevant Conversion Notice, notwithstanding that no payment is made, or required to be made, to the Partnership in connection with such conversion."

               C. The definition of "Minimum Conversion Price" set forth in
     Section 1.28 of the Statement (which has been renumbered as Section 1.31 pursuant to Section 2.A hereof) is hereby amended by adding "or Settlement Units" after "Cash Settlement Amount."

               D. The definition of "Series F2 Vesting Amount" set forth in
     Section 1.54 of the Statement (which has been renumbered as Section 1.57 pursuant to Section 2.A hereof) is hereby amended by (1) adding "or Settlement Units" at the end of clause (ii) thereof and by (2) inserting the following as clause (iv) and renumbering the existing clause (iv) as clause (v):

               "(iv) designated in any Conversion Notice delivered in connection with a Cashless Conversion, and"

               E. The proviso in Section 2.1(a) of the Statement is hereby amended in its entirety to read as follows:

               "; provided that the aggregate Conversion Consideration that the Partnership receives (or is deemed to have received in connection with Deemed Conversions) pursuant to conversions of any Series F1 Convertible Unit (the "SERIES F1 CONVERSION CONSIDERATION"), shall not exceed $1,000,000."


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               F. The proviso in Section 2.1(b) of the Statement is hereby amended in its entirety to read as follows:

               "; provided that the aggregate Conversion Consideration that the Partnership receives (or is deemed to have received in connection with Deemed Conversions) pursuant to conversions of any Series F2 Convertible Unit (the "SERIES F1 CONVERSION CONSIDERATION"), shall not exceed $500,000."

               G. Section 2.2 of the Statement is hereby amended in its entirety to read as follows:

          "2.2 CASHLESS SETTLEMENT; CASHLESS CONVERSION.

               (a) CASHLESS SETTLEMENT. If the Conversion Unit Price with respect to any Conversion Notice is below the Minimum Conversion Price, then the Partnership shall, in lieu of issuing Series A Common Units upon conversion of Series F Convertible Units covered by such Conversion Notice, take one of the following actions (provided, that the election between clauses (i) and (ii) below shall be in the Partnership's sole discretion):

                    (i) pay an amount in cash to such Holder equal to the
               difference of (x) the product of (A) the number of Series A Common Units issuable on the relevant Conversion Closing Date and
               (B) the Daily Market Unit Price as of the Business Day immediately preceding the Conversion Notice Date and (y) the Conversion Consideration designated in the relevant Conversion Notice (the "CASH SETTLEMENT AMOUNT"), or

                    (ii) issue to such Holder a number of Series A Common Units equal to the Cash Settlement Amount divided by the Prevailing Unit Price (the "SETTLEMENT UNITS");

          provided, that the Holder shall not be required to tender the Conversion Consideration designated in the relevant Conversion Notice (a "CASHLESS SETTLEMENT"). At any time and from time to time with twenty (20) Business Days notice to the Holder, the Partnership shall be entitled to establish a new Minimum Conversion Price.

               (b) CASHLESS CONVERSION ELECTION. If the Prevailing Unit Price is below the Cashless Conversion Trigger Price, a converting Holder may elect in the Conversion Notice to receive Settlement Units, in lieu of the number of Series A Common Units otherwise issuable upon conversion of the Series F Convertible Units covered by such Conversion Notice, provided, that the Holder shall not be required to tender the Conversion Consideration designated in the relevant Conversion Notice (a "CASHLESS CONVERSION"). Notwithstanding the Holder's election to receive Settlement Units in a Cashless Conversion, the Partnership shall have the sole right to elect no later than the Business Day immediately after


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          the date such Conversion Notice is delivered to the Partnership to consummate such Cashless Conversion with the payment of the Cash Settlement Amount in lieu of the issuance of Settlement Units. In addition, if the Prevailing Unit Price is below the Cashless Conversion Trigger Price and the converting Holder does not elect Cashless Conversion in a Conversion Notice, then the Partnership may, no later than the one Business Day immediately after the date such Conversion Notice is delivered to the Partnership, elect Cashless Conversion (and whether the settlement shall be in the form of the Cash Settlement Amount or the Settlement Units).

               (c) CLOSING OF CASHLESS SETTLEMENT OR CASHLESS CONVERSION. The Partnership shall close a Cashless Settlement or a Cashless Conversion on the relevant Conversion Closing Date. The Partnership shall (i) pay the Cash Settlement Amount, if applicable, in immediately available funds by 5:00 p.m., New York City time, on the relevant Conversion Closing Date, to the account specified in the Holder's Conversion Notice, or (ii) issue and deliver the Settlement Units, if applicable, pursuant to Section 2.8(a) on the relevant Conversion Closing Date. Upon receipt of the Cash Settlement Amount or the Settlement Units in connection with any Cashless Settlement or Cashless Conversion, that number of Series F Convertible Units with aggregate Series F1 Conversion Consideration and Series F2 Conversion Consideration equal to the Conversion Consideration designated in the Conversion Notice shall be deemed converted. If the Conversion Consideration deemed to have been tendered pursuant to Section 2.2(a) or 2.2(b) is less than the remaining, unconverted portion of Series F Convertible Units represented by the certificate(s) tendered to the Partnership on the Conversion Closing Date, the Partnership shall issue a replacement certificate(s) as provided in Section 2.8(b).

               (d) CASHLESS CONVERSIONS INITIATED BY HOLDER. In computing the Cash Settlement Amount or the Settlement Units on a Cashless Conversion initiated by a Holder, in no event shall such computation be based on a number of Series A Common Units in excess of the Maximum Number. Further, in determining whether the Maximum Number has been reached, computation shall be made based on the number of Series A Common Units, if any, actually issued in the case of a Cashless Settlement or a Cashless Conversion, provided, that if a Cashless Conversion is initiated by a Holder, then such computation shall be based on the number of Series A Common Units that would have been issued on the relevant Conversion Closing Date without giving effect to such Cashless Conversion and without regard to whether such Cashless Conversion was settled with Settlement Units, all subject to adjustment by Section 3. Notwithstanding the foregoing, nothing in this Section 2.2(d) shall be construed to change the meaning or the intent of the Statement as originally filed as Annex A to the Partnership Agreement with respect to any provision other than as such may relate to Cashless Conversion or, in the case of Cashless Settlement, as specifically provided in this Section 2.2(d).


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               (e) The Partnership shall, within two (2) Business Days of a
          Conversion Closing Date pursuant to this Section 2.2, give the Holder written notice if the Partnership is unable to tender the Cash Settlement Amount on such Conversion Closing Date. Within one (1) Business Day after receipt of such notice, Holder shall give the Partnership written notice, at its sole election, of its election to
          (x) withdraw the Conversion Notice or (y) receive Series A Common Units as determined pursuant to Section 3.1 in lieu of the Cash Settlement Amount, which Conversion Closing Date shall occur within three (3) Business Days of the Partnership's receipt of such Holder's election pursuant to this Section 2.2(e)."

               H. Section 2.6 of the Statement is hereby amended by adding "(or deemed to have been received in connection with Deemed Conversions)" after "Conversion Consideration."

               I. The introductory language of Section 2.7 of the Statement is hereby amended by adding ", except with respect to Deemed Conversions," immediately preceding "shall deliver payment."

               J. The second sentence of Section 2.7 of the Statement is hereby amended by adding "or, in the case of Deemed Conversions, upon delivery of the certificate(s) representing the Series F Convertible Unit(s)" after "Upon the Partnership's receipt of the Conversion Consideration."

               K. Section 2.8(b) of the Statement is hereby amended by replacing "Sections 2.2, 2.5(d), 3.3(d) and 3.3(f)" with Deemed Conversions in both places in which such reference appears in Section 2.8(b) of the Statement.

               L. Section 3.1 of the Statement is hereby amended by adding the following sentence at the end thereof:

          "Notwithstanding the foregoing, upon a Cashless Settlement or a Cashless Conversion, the number of Series A Common Units which a Holder shall be entitled to receive upon conversion of Series F Convertible Units shall be as set forth in Section 2.2(a) or 2.2(b), respectively, subject to the adjustments, terms and conditions in this Statement."

               M. Section 3.2 of the Statement is hereby amended by adding ", the Cashless Conversion Trigger Price" after "the Prevailing Unit Price."

               N. Section 3.3(d) of the Statement is hereby amended by adding ", Cashless Conversion Trigger Price" after "the Prevailing Unit Price."

               O. Section 3.3(e) of the Statement is hereby amended by adding ", Cashless Conversion Trigger Price" after "the Prevailing Unit Price."


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               P. The first paragraph of Exhibit B to this Statement is hereby amended in its entirety to read as follows:

               "Pursuant to the terms and conditions contained in the Statement, [HOLDER] hereby elects to convert $[__________](1) of Series F(2) Convertible Units into [ ] Series A Common Units, which would be purchased at a Conversion Unit Price of $[____] [, AND SHALL DELIVER ON THE CONVERSION CLOSING DATE SUCH AMOUNT VIA WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS AS PAYMENT FOR SUCH SERIES A COMMON UNITS] [, AND SHALL DELIVER ON THE CONVERSION CLOSING DATE THAT NUMBER OF PARTNERSHIP BONDS WITH AN AGGREGATE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST EQUAL TO SUCH DOLLAR AMOUNT AS PAYMENT FOR SUCH SERIES A COMMON UNITS] [PURSUANT TO A [CASHLESS SETTLEMENT][CASHLESS CONVERSION]] in accordance with the terms of the Statement. All undefined capitalized terms used in this Conversion Notice shall have the meaning set forth in the Statement."

               N. Except as expressly set forth herein, the Partnership Agreement and Statement shall remain in full force and effect.

     3. MISCELLANEOUS.

               A. CONSTRUCTION. Sections 10 and 11 of the Statement shall govern this Amendment.

               B. FURTHER ACTION. The parties hereto shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Amendment.

               C. BINDING EFFECT. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

               D. INTEGRATION. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

               E. CREDITORS. None of the provisions of this Amendment shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

               F. WAIVER. No failure by any party to insist upon the strict performance of any covenant duty, agreement or condition of this Amendment or to

----------

     (1) Insert the dollar amount of Series F Convertible Units being converted. In the case of partial conversion, a new certificate representing the Series F Convertible Unit shall be issued and delivered, representing the unconverted portion of the Series F Convertible Unit.

     (2) Indicate whether Series F1 or Series F2 is being tendered.


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     exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant duty, agreement or condition.

               G. COUNTERPARTS. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Amendment immediately upon affixing its signature hereto, or, in the case of a Person acquiring a Unit, upon executing and delivering a Transfer Application as described in the Partnership Agreement, independently of the signature of any other party.

               H. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

               I. INVALIDITY OF PROVISIONS. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.


                            [Signature Page Follows]



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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Date.

                                    GENERAL PARTNER

                                    GULFTERRA ENERGY COMPANY, L.L.C.


                                    By: /s/ Keith Forman
                                        --------------------------------------
                                    Name: Keith Forman
                                    Title: Vice President and Chief Financial
                                           Officer

                                    LIMITED PARTNERS

                                    All Limited Partners now and
                                    hereafter admitted as limited
                                    partners of the Partnership,
                                    pursuant to Powers of Attorney now
                                    and hereafter executed in favor or,
                                    and granted and delivered to, the
                                    General Partner.

                                    By: GulfTerra Energy Company, L.L.C.,
                                        General Partner, as
                                        attorney-in-fact for all
                                        Limited Partners pursuant to
                                        Powers of Attorney granted
                                        pursuant to Section 1.4.

                                    By: /s/ Keith Forman
                                        --------------------------------------
                                        Name: Keith Forman
                                        Title: Vice President and Chief
                                               Financial Officer



          FIFTH AMENDMENT TO AMENDED AND RESTATED PARTNERSHIP AGREEMENT